Exhibit 10.65

PERFORMANCE SHARE AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of ____________ (the “Grant Date”), between Rockwell Medical, Inc., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof, who is a nonemployee director of the Company (the “Director”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the Amended and Restated 2007 Long Term Incentive Plan (the “Plan”).

WHEREAS, Director is a member of the Board of Directors of the Company;

WHEREAS, the Committee desires to grant the Director shares of Common Stock pursuant to the terms and conditions of this Agreement (the “Award”) and the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Committee has determined that it would be in the best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Director as compensation for the Director’s services and as an incentive for increased efforts during his or her service, has approved the grant of the Award on the Grant Date and has advised the Company thereof and instructed the undersigned officer to execute this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of the Performance Shares.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Director ____ shares of Common Stock (hereinafter called the “Performance Shares”).  The Performance Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.  In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan, whether explicitly or implicitly, permits such variations.

2. Vesting and Forfeiture.

(a) So long as the Director continues to be a member of the Company’s Board of Directors, the Performance Shares shall become vested and non-forfeitable upon the earliest to occur of (i) the date on which the Company reports quarterly net sales if net sales for the four consecutive calendar quarters including the quarter then being reported total at least $100,000,000, (ii) the date on which the market capitalization of the Company (based on the reported closing price of the Common Stock on the Stock Exchange and the total number of shares of the Common Stock issued and outstanding) has been greater than $600,000,000 for ten consecutive trading days, (iii) the one year anniversary of the date the Centers for Medicare & Medicaid Services assign the Company transitional add on reimbursement payment status for the drug product, Triferic® and (iv) subject to the Committee’s right to declare, pursuant to Section

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9.2(c) of the Plan, that the Performance Shares shall not become immediately vested upon a Change in Control in which the successor company assumes the Award, the occurrence of a Change in Control (the earliest to occur of any of the foregoing conditions in (i) through (iv) is referred to herein as the “Vesting Date”). Notwithstanding the foregoing, if the Performance Shares vest pursuant to clauses (i), (ii) or (iii) of this Section 2(a), and such Vesting Date occurs during a trading blackout period under the Company’s insider trading policy as then in effect, the Vesting Date shall instead be the second day after such trading blackout period is no longer in effect.

(b) If Director ceases to be a member of the Company’s Board of Directors prior to the Vesting Date for any reason, Director’s right to shares of Common Stock subject to the Award that are not yet vested automatically shall terminate and be forfeited by Director unless the Committee, in the exercise of its authority under the Plan, modifies the Vesting Date in connection with such termination.

3. Certificates.

(a)(i) Certificates evidencing the Performance Shares shall be issued by the Company and shall be registered in the Director’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Performance Shares pursuant to Section 2 and shall bear the legend set forth in Section 10.3(b) of the Plan.  Such certificates shall also be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, the Stock Exchange, any applicable Federal or state laws and the Company’s Articles of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  The Director hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. As a condition to the receipt of this Award, the Director shall deliver to the Company an Assignment Separate From Certificate in the form attached as Exhibit A, duly endorsed in blank, relating to the Performance Shares.  No certificates shall be issued for fractional shares.

(ii) As soon as practicable following the vesting of the Performance Shares pursuant to Section 2, certificates for the Performance Shares which shall have vested shall be delivered to the Director or to the Director’s legal guardian or representative along with the stock powers relating thereto and without the legend set forth in Section 10.3(b) of the Plan.

(b)Notwithstanding Section 3(a) of this Agreement, the shares subject to the Award may be issued by the Company in book entry form and the shares deposited with the appropriate registered book-entry custodian.  If so issued, a notation to the same restrictive effect as the legend required by Section 10.3(b) of the Plan shall be placed on the transfer agent's books in connection with such shares. As soon as practicable following the vesting of the Performance Shares pursuant to Section 2, such notation shall be removed from such book entry.

4. Rights as a Shareholder. The Director shall have no rights as a shareholder of the Company until certificates are issued or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book entry custodian.  Once issued, the Director shall be the record owner of the Performance Shares unless or until such Performance Shares are forfeited pursuant to Section 2 hereof or is otherwise sold, and as record owner shall be entitled to all rights of a common shareholder of the Company (including, without limitation, the right to vote and to receive dividends and other distributions on the Performance Shares); provided, however, that any dividends or distributions paid on Performance Shares prior to the Vesting Date shall be reinvested on behalf of the Director in additional Performance Shares, and such additional shares shall be subject to the same performance goals and restrictions as the other Performance Shares under the Award.

5. Transferability.  The Award may not, at any time prior to the Vesting Date, be transferred, sold, assigned, pledged, hypothecated or otherwise alienated except as provided in Section 10.3 of the Plan.  The Performance Shares may not, at any time prior to Vesting Date, be transferred, sold, assigned, pledged, hypothecated or otherwise alienated.

6. Director’s Service to the Company.   Nothing contained in this Agreement or in any other agreement entered into by the Company and the Director guarantees that the Director will continue to serve as a member of the Board for any specified period of time.

7. Change in Capitalization.  In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, prior to the time the restrictions imposed by Section 2 on the Performance Shares granted hereunder lapse, such adjustments and other substitutions shall be made to the Performance Shares as the Committee deems equitable or appropriate.  Any stock, securities or other property exchangeable for Performance Shares pursuant to such transaction shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to the Plan.

8. Withholding.  Director shall have full responsibility, and the Company shall have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to such Performance Shares, including upon the vesting of the Performance Shares.  In connection with the foregoing, Director may, at his or her option, elect to recognize the fair value of the Performance Shares upon the Grant Date pursuant to Section 83 of the Internal Revenue Code of 1986, as amended.  Director is advised to seek his or her own tax counsel regarding the taxation of the grant of Performance Shares made hereunder.

9. Limitation on Obligations.  The Company’s obligation with respect to the Performance Shares granted hereunder is limited solely to the delivery to the Director of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation.  This Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.  In addition, the Company shall not be liable to the Director for damages relating to any delay in issuing the shares or share certificates, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the shares or certificates themselves.

10. Securities Laws.  Upon the vesting of any Performance Shares, the Company may require the Director to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.  The granting of the Performance Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11. Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him or her at the address stated in the Company’s records.  By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to the party.  Any notice that is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 11.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Director.

12. Governing Law.  The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

13. Amendment.  Subject to Sections 2 and 7 of this Agreement and Section 10.6 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto if such amendment would adversely affect Director.  Any such amendment shall specifically state that it is amending this Agreement.

14. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

DIRECTOR

[Name of Director]

ROCKWELL MEDICAL, INC.

By:_______________________________

     Name:

     Title:

eXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto ___________________ __________________shares of the Common Stock of Rockwell Medical, Inc. standing in the name of the undersigned on the books of said Rockwell Medical, Inc. represented by Certificate No. __________ herewith and do hereby irrevocably constitute and appoint _________________ his or her duly-appointed agent and attorney to transfer the said stock on the books of Rockwell Medical, Inc. with full power of substitution in the premises.

Dated: ______________, ____

_______________________

[signature]

_____________________________

[print name]

In presence of

____________________________